Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66626) of InterDigital Communications Corporation of our report dated June 11, 2003 relating to the financial statements of InterDigital Communications Corporation Savings and Protection Plan, which appear in this Annual Report on Form 11-K.

/s/  PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 25, 2003

14